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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934

                                October 25, 2000

                Date of Report (date of earliest event reported)

                           WIRELESS FACILITIES, INC.
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               (Exact name of Registrant as specified in charter)

Delaware                              000-27231                  13-3818604
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation)                                               Identification No.)

                              4810 Eastgate Mall
                          San Diego, California 92121
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (858) 228-2000


                         9805 Scranton Road, Suite 100
                          San Diego, California 92121
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         (Former name or former address, if changed since last report)
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Item 7.  Financial Statements and Exhibits
         ---------------------------------

          (c)  Exhibits

          99.1  Press release of Wireless Facilities, Inc. dated October 25,
               2000.


Item 9.  Regulation FD Disclosure
         ------------------------

         On October 25, 2000, the Company issued a press release announcing its fiscal 2000 third quarter financial results. A copy of such press release is attached hereto as Exhibit 99.1 and the contents of such exhibit are incorporated herein by reference.

        On October 25, 2000, the Company also announced that it had named the following employees as executive officers of the Company:

 .    Farzad Ghassemi:  Senior Vice President RF Engineering;

 .    Frankie Farjood:  Vice President of Program Management; and

 .    Naomi Whitacre:  Vice President of Human Resources.

       The Company also announced that Norman Korey, President of International Operations, was no longer actively with the Company and was no longer serving as an executive officer of the Company. Massih Tayebi will continue to have overall responsibility for all international operations.

       On October 25, 2000, the Company issued the following revenue and earnings per share projections for the remainder of fiscal 2000 and full year fiscal 2001:

       For the fourth quarter of fiscal 2000, the Company expects revenue of approximately $80 million, bringing the Company's projected year 2000 revenue total to approximately $256 million. Fourth quarter 2000 earnings per share
(EPS) (excluding the amortization of goodwill from acquisitions) are expected to be approximately $0.22 per share, bringing the Company's projected year 2000 EPS to approximately $0.75 per share.

       For fiscal 2001, the Company expects revenue of approximately $400 million, and projects EPS (excluding the amortization of goodwill from acquisitions) of approximately $1.05 per share.

       The foregoing expectations and projections are based upon the Company's view of the markets in which it operates and various assumptions as of October 25, 2000, including, without limitation, assumptions regarding the ability of the Company to recruit and retain employees, the ability of the Company to execute upon its contractual obligations, and industry investment in the global wireless communications infrastructure. These expectations and projections are forward-looking statements that involve risks and uncertainties. The Company operates in a very dynamic market environment, and expectations or assumptions that appear reasonable as of October 25, 2000 may not be reasonable at any point in the future. These expectations and projections are only predictions, and the Company's actual results may differ materially from those anticipated by these statements. Factors that may cause such differences, include, but are not limited to: the Company's ability to retain and hire key personnel; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the timing, rescheduling or cancellation of significant customer contracts and agreements, or the loss of key customers; continuing industry investment in "third generation" or "3G" deployments; competition in the marketplace which could reduce revenues and profit margins; and lower customer satisfaction levels for services performed by the Company. These factors and others are more fully discussed under "Risk Factors" and elsewhere in the Company's registration statement on Form S-1, the Company's annual report on Form 10-K filed on March 30, 2000 and the Company's Form 10-Q for the quarter ended June 30, 2000 filed on August 14, 2000 with the Securities and Exchange Commission. In providing the expectations and projections set forth above, the Company does not undertake, and specifically disclaims, any obligation to update them at any time in the future or at all.

                                      -2-

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 2000       WIRELESS FACILITIES, INC.



                              /s/ Thomas A. Munro
                              --------------------------------

                              Name: Thomas A. Munro
                                    --------------------------

                              Title: President
                                     -------------------------

 Index to Exhibits Filed with the Current Report on Form 8-K Dated October 25,
                                      2000


                                      -3-
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Index to Exhibits Filed with the Current Report on Form 8-K Dated October 25,
2000

       Exhibit Number                                         Description
       -------------                                          -----------

            99.1               Press Release dated October 25, 2000